UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 6, 2009
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On April 9, 2009, National Holdings Corporation (the “Company”, “we” or “us”) announced that it entered into a definitive Securities Purchase Agreement (the “Purchase Agreement”), with Fund.Com, Inc., a Delaware corporation (the “Investor”) whereby the Investor has agreed to provide $5 million in preferred stock financing (the “Financing”).

Under the terms of the Purchase Agreement, the Investor has agreed to purchase an aggregate of 5,000 shares of our to be created Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) at a purchase price of $1,000.00 per share, and warrants to purchase an aggregate of 25,333,333 shares of common stock (on an as-exercised basis) with an exercise price of $0.75 per share.   In connection with the Financing, the Investor provided us with an initial investment tranche of $500,000, as evidenced by the Company’s limited recourse promissory note, dated April 8, 2009 (the “Note”), which Note shall automatically convert into shares of Series C Preferred Stock upon consummation of the Financing or, if the Investor is unable to close, into shares of common stock also based on a $.75 per common share price.  The Closing of the Financing is subject to various and customary closing conditions and is expected to close on or prior to April 30, 2009.

A copy of the press release that we issued regarding the signing of the Purchase Agreement is attached hereto as Exhibit 99.1, and is also incorporated herein by reference.

Limited Recourse Promissory Note

The first tranche of the Financing has been funded pursuant to the Note.  In the event that the Financing is not consummated on or prior to April 30, 2009, the Note shall automatically convert into 666,666 shares of common stock at a conversion price of $0.75 per share.

Forbearance with St. Cloud

On February 24, 2009, we entered into a forbearance agreement (the “Agreement”) with St. Cloud Capital Partners, L.P. (“St. Cloud”), as previously reported on our Current Report on Form 8-K, as filed with the SEC on March 2, 2009.  On April 6, 2009, we entered into Amendment No. 1 to the Agreement which provides that St. Cloud will not exercise any of its rights under its 10% non-convertible promissory note so long as the remaining principal amount of $50,000 is paid on or before the close of business on April 30, 2009.

On March 31, 2008 and June 30, 2008, the Company completed financings with St. Cloud Capital Partners II, L.P. (“St. Cloud II”), each in the amount of $3,000,000, whereby we sold to St. Cloud II, 10% convertible promissory notes (collectively, the “Notes”) in the aggregate principal amount of $6,000,000 and warrants to purchase an aggregate 843,750 shares of the Company’s common stock.  Accrued interest on the Notes is due and payable quarterly, subject to five business day grace period.  On April 6, 2009 we entered into a forbearance agreement with St. Cloud II with respect to the March 31, 2009 interest payment of $147,945.20 which provides that St. Cloud II will not exercise any of its rights under the Notes so long as the March 31st interest payment is paid on or before the close of business on April 30, 2009.

Marshall S. Geller, the Co-Founder and Senior Managing Partner of St. Cloud and St. Cloud II, and Robert Lautz, a Managing Director of St. Cloud and St. Cloud II, are each members of the Company’s board of directors.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02          Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance and sale of the securities in the Financing is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the Investor as required by Regulation D, and the Investor has provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Item 7.01.         Regulation FD Disclosure

On April 9, 2009, the Company issued a press release announcing the signing of the Purchase Agreement.  A copy of the press release is filed as an exhibit herewith.

Item 9.01          Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit

10.26	Amendment No. 1 to Forbearance Agreement, dated as of April 6, 2009, by and between National Holdings Corporation and St. Cloud Capital Partners, L.P.

10.27	Forbearance Agreement, dated as of April 6, 2009, by and between National Holdings Corporation and St. Cloud Capital Partners II, L.P.

99.1	Press Release dated April 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION
By:	/S/ MARK GOLDWASSER
Mark Goldwasser
Chief Executive Officer

Dated: April 10, 2009

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